Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

To the knowledge of each of the undersigned, this Report on Form 10-Q for the quarter ended September 30, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Blonder Tongue Laboratories, Inc. for the applicable reporting period.

Date: November 12, 2020	By:	/s/ Edward R. Grauch
Edward R. Grauch, Chief Executive Officer

By:	/s/ Eric Skolnik
Eric Skolnik, Chief Financial Officer